Exhibit 10.1

 PURCHASE AGREEMENT

This Agreement is made as of this 28 day of February, 2011, by and between China YCT International Group, Inc. a Delaware corporation with its principal place of business at Gucheng Road, Sishui County, Shandong Province, China 273200(”CYIG” or  “Buyer”) and LY Research Corp., a New Jersey corporation, with its registered office at 22 Sunrise Bay Boulevard, Tuckerton, New Jersey (  “Seller”).

WHEREAS, Seller is interested in selling 100% of the capital stock of L. Y. (HK) Biotech Limited, its wholly-owned subsidiary (the “LYHK Shares”or “Shares”), and CYIG is interested in acquiring the LYHK Shares; and

WHEREAS, the parties desire to enter into a definitive agreement for the acquisition of said LYHK Shares.

     NOW, THEREFORE, the parties agree as follows:

1.           Shares. Seller shall sell the Shares, free and clear of all liens, encumbrances, claims and the like,

2.           Consideration. In consideration for the purchase of the LYHK Shares, the Buyer shall issue Seller the following:

(a)     at the Closing, 44,255,087 shares of Buyer's common stock;
(b)     upon the quotation of the Buyer’s common stock on the OTCBB, 11,063968 shares of  Buyer’s common stock; and
(c)     upon the receipt by Buyer of a minimum of $20,000,000 in gross proceeds from a debt or equity financing, or a series of debt and/or equity financings, or upon the quotation of its common stock on NASDAQ, 4,425,508  shares of Buyer’s common stock.
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3.           Closing.         At the Closing,:

(a) Seller will deliver to Buyer certificates representing 10,000 LYHK Shares registered in the name of Buyer.
(b) Buyer will deliver to Seller certificates representing 44,191,956 shares of Buyer's common stock.
(c) Buyer and Seller will each deliver to the other such other documents as the other party may reasonably request with respect to consummation of the transaction

4.           Seller’s Representations Seller represents and warrants to Buyer as follows:

(i)(a) Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of New Jersey.

(b)  The capitalization of LYHK consists of 10,000 shares of voting common stock, par value $ 0.001 per share, of which 10,000 shares are issued and outstanding at Closing, All of the outstanding shares of LYHK's common stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer. All of such shares have been issued in compliance with applicable securities laws. There are no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire or otherwise relating to, any shares of the capital stock or other securities of LYHK; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of LYHK; or (iii) contract under which LYHK is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.  Upon the occurrence of the events specified in 3(a), the Buyer shall own 100% of the issued an outstanding common stock of LYHK on a fully diluted basis as of the date hereof.

(c) Seller has full power and authority to enter into and perform this Agreement. The execution and performance of this Agreement by Seller will not (i) result in a material breach of or default under, any order, judgment, or decree or any agreement or other instrument to which Seller or any of the LYHK Shares may be bound or (ii) constitute a violation of any law or regulation.  The execution and performance of this Agreement by Seller have been duly authorized by all necessary corporate actions of Seller and this Agreement constitutes the valid and binding obligation of Seller enforceable against it in accordance with its terms.

(d) No consent, approval or authorization of, any governmental authority is required in connection with the execution, delivery, and performance of this Agreement.

(e) (i) Seller is the owner of and has good and marketable  title to the LYHK Shares free and clear of all claims, liens, and encumbrances of whatever nature.  At the Closing, Buyer will obtain good and marketable title to all such LYHK Shares free and clear of all claims, liens, and encumbrances of whatever nature.

   (ii) LYHK is the owner of and has good and marketable title to the intellectual and intangible property of LYHK, including the US patent No. 6,475,531 B1, titled “Safe Botanical Drug for Treatment and Prevention of Influenze and Increasing Immune Function” (“Patent”) (collectively, referred to as “Intellectual Property”).LYHK owns the Intellectual Property free and clear of all claims, liens, and encumbrances of whatever nature.  At the Closing, Buyer will obtain good and marketable title to all such property free and clear of all claims, liens, and encumbrances of whatever nature and, to Seller's knowledge, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property.   None of the Intellectual Property owned or used by Seller infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any intellectual property of any other person or entity.

Seller has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation.

(iii) LYHK has no agreements regarding the Intellectual Property with any person. LYHK is not obligated to pay any royalties or other compensation to any third party in respect of its ownership or use of the Intellectual Property.

5.           Buyer’s Representations   Buyer represents to Seller that:

(a)  Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

(b) The capitalization of Buyer consists of 100,000,000  shares of voting common stock, par value $ 0.001 per share, of which 73,716,391 will be issued and outstanding at Closing, 5,000,000 preferred shares authorized and 45 shares of 12% preferred stock, par value $500, of which 45 shares will be issued and outstanding at Closing. All of the outstanding shares of Buyer's common stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer. All of such shares have been issued in compliance with applicable securities laws. There are no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire or otherwise relating to, any shares of the capital stock or other securities of Buyer; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Buyer; or (iii) contract under which Buyer is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.  Upon the occurrence of the events specified in 2(a), (b) and (c), respectively, the Seller shall own 60%, 75% and 85% of the issued an outstanding common stock of the Buyer on a fully diluted basis as of the date hereof.  Upon the issuance of each installment of shares of common stock of the Buyerr, Seller will obtain good and marketable title to all such share of common stock free and clear of all claims, liens, and encumbrances of whatever nature

(c) Buyer has full power and authority to enter into and perform this Agreement. The execution and performance of this Agreement by Buyer will not (i) result in a material breach of or default under, any order, judgment, or decree or any agreement or other instrument to which Buyer may be bound or (ii) constitute a violation of any law or regulation.  The execution and performance of this Agreement by Buyer have been duly authorized by all necessary corporate actions of Buyer and this Agreement constitutes the valid and binding obligation of Buyer enforceable against it in accordance with its terms.

(d)No consent, approval or authorization of, any governmental authority is required in connection with the execution, delivery, and performance of this Agreement.

6.             Notice.Any notice to be provided hereunder shall be given by certified mail or overnight carrier to the respective parties at the addresses first set forth above.

7.             Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, if any, with respect to the matters covered hereby.

8.            Miscellaneous. This Agreement may not be changed, modified or amended except by writing signed by each party hereto.  This Agreement shall be binding upon and inure to the benefit of the successors, affiliates and assigns of the parties.  This Agreement shall be governed by the laws of the State of New York without regard to conflicts of laws.  In the event of conflict, the parties consent to the jurisdiction and venue of the courts of the State of New York.

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first written above.

SELLER:
L. Y.Research Corporation

By:	/s/ Yaguang Liu
Dr. Yaguang Liu
Title:	Chief Executive Officer

BUYER:
China YCT International Group, Inc.

By:	/s/ Tinghe Yan
Tinghe Yan
Title:	Chief Executive Officer

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